Exhibit 99.2

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to being named as a person who will become a director of Lone Pine Resources Inc., a Delaware corporation, in the Registration Statement on Form S-1 filed by Lone Pine with the Securities and Exchange Commission  (the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement.

Date: December 10, 2010

/s/ H. CRAIG CLARK